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                                                                    EXHIBIT 23.5

                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement of Alrenco, Inc. on Form S-4 of our report dated May 28, 1997, on our audits of the consolidated financial statements of RTO, Inc. and subsidiaries as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 and our report dated January 31, 1997, on our audit of the financial statements of Action TV & Appliance Rental, Inc. as of and for the seven month period ended July 31, 1996, appearing in the registration statement on Form S-4 (SEC File No. 333-44451) of Alrenco, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933. We also consent to the incorporation by reference in this registration statement of Alrenco, Inc. on Form S-4 of our report dated February 26, 1998 on our audits of the supplemental consolidated financial statements of Alrenco, Inc. and subsidiaries, after restatement for the 1998 pooling of interest with RTO, Inc. as described in Note 1 to those financial statements, as of December 1995 and 1996 and for each of the three years in the period ended December 31, 1996, which report is included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 5, 1998. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."

                                          COOPERS & LYBRAND L.L.P.

Spartanburg, South Carolina
March 6, 1998